UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Advanced Environmental Recycling Technologies, Inc. (AERT) held its annual meeting of stockholders. The following matters proposed by the board of directors were voted upon at the meeting.

Proposal 1:  The stockholders approved the proposal to elect to the board of directors each of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify. For this proposal, there were 29,557,018 broker non-votes.

Nominees	Votes For	Votes Withheld
Joe G. Brooks	317,389,284	626,465
Timothy D. Morrison	317,447,022	688,727
Vernon J. Richardson	317,369,626	684,558

Pursuant to the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011 as an amendment to the Company’s Certificate of Incorporation, H.I.G. has the exclusive right as holder of the Series E Preferred stock to vote separately as a single class to elect four of the Corporation’s seven directors. In accordance with that Amendment, H.I.G. has voted to re-elect the following Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

Jackson S. Craig Todd J. Ofenloch Michael J. Phillips Bobby J. Sheth, Secretary

Proposal 2:  The stockholders approved, on an advisory basis, of the compensation package for the named executive officers.

For	Against	Abstain
316,881,698	948,241	305,810

Proposal 3:  The stockholders approved every three years as the frequency of holding an advisory vote on executive compensation.

For	Against	Abstain
293,724,356	-0-	281,163

Proposal 4:  The stockholders approved the proposal to ratify the appointment of HoganTaylor LLP as independent public accountants of AERT for the year ending December 31, 2014.

For	Against	Abstain
346,872,798	568,127	251,842

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Timothy D. Morrison
Timothy D. Morrison
Chief Executive Officer and Director

Date: June 24, 2014